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                                                                     EXHIBIT 8.1
                                Sidley & Austin
                               875 Third Avenue
                           New York, New York  10022


                           November 22, 1994

Borden Chemicals and Plastics
  Limited Partnership
Highway 13
Geisnar, Louisiana 70737


            Re:  4,600,000 Depositary Units Representing
                 Common Limited Partner Interests
                 Registration Statement on Form S-3
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Ladies and Gentlemen:

     We have acted as special tax counsel to Borden Chemicals and Plastics Limited Partnership, a Delaware limited partnership (the "Company"), Borden Chemicals and Plastics Operating Limited Partnership, a Delaware limited partnership (the "Operating Company"), and BCP Management, Inc., a Delaware corporation, in connection with the filing by the Company of a Registration Statement on Form S-3 (File No. 33-55863) (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 4,600,000 depositary units ("Units") representing common limited partner interests in the Company.

    In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion. Based upon the foregoing, we are of the opinion that the description set forth under the captions "Prospectus Summary -- Summary of Certain Income
Tax Consequences", "Investment Considerations--Tax Considerations" and "Certain Federal Income Tax Considerations" in the prospectus (the "Prospectus")
contained in the Registration Statement correctly describe the material aspects of the United States federal income tax treatment to investors, as of the date hereof, of an investment in the Units.
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SIDLEY & AUSTIN                                                         NEW YORK

Borden Chemicals and Plastics
   Limited Partnership
November 16, 1994
Page 2


      We know that we are referred to under the heading "Certain Federal Income Tax Considerations" in the Prospectus contained in the Registration Statement, and we hereby consent to such use of our name in the Registration Statement and to the use of this opinion for filing with the Registration Statement as Exhibit
8.1 thereto.

                                                         Very truly yours,

                                                          Sidley & Austin